                                                                EXHIBIT 99.1


                      First Federal Bank of California, fsb
                          Loan Portfolio Stratification
                                 as of 8/31/2001
                                 (000's omitted)


             Total Real Estate Loan Portfolio


                                           Bank Owned     Percent of
             Property Type                   Balance         Total

             Single Family                 $2,255,295         57%
             Multi-family                   1,433,436         36%
             Commercial & Ind                 297,516          7%
                Total Real Estate Loans    $3,986,247        100%


             Single Family

             Without Prepayment Penalty    $1,962,440         87%
             With Prepayment Penalty          292,855         13%
                Total Single Family Loans  $2,255,295        100%



                                    Bank Owned
                       Age            Balance

                       0 to 10 Yrs   $1,783,633         91%
                       >10 Yrs         $178,807          9%
                       Total         $1,962,440        100%




                              Loans 0 to Ten Years
                   Balances by Current Principal Balance



  Current
  Interest        Less                                        Greater
 Rate Range       than                                         than
               $  252    $252-275   $275-500  $500-1,000    $  1,000      Total      %
<7%            $ 47,610  $  5,330   $114,357  $  155,142    $113,909  $  436,348   24.5%
7 - 7.25%        86,494    13,173    107,924      89,184      72,813     369,588   20.7%
7.25%-7.50%     101,426    11,078    106,186      93,172      87,639     399,501   22.4%
7.50%-7.75%      99,812    12,128     74,085      55,043      77,291     318,359   17.8%
7.75%-8.00%      43,136     6,581     37,312      16,691      21,122     124,842    7.0%
8.00%-8.25%      23,128     3,173     20,862       8,440       1,013      56,616    3.2%
8.25%-8.50%      27,417     1,303      8,668       3,525       2,798      43,711    2.4%
8.50%-8.75%      17,217       792      2,863         645       1,896      23,413    1.3%
8.75%-9.00%       5,313         0        300         925           0       6,538    0.4%
9.00%-10%         3,769       535        404           0           0       4,708    0.3%
>10%                  9         0          0           0           0           9    0.0%
       Total   $455,331  $ 54,093   $472,961  $  422,767    $378,481  $1,783,633  100.0%